UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2021

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.03.    Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
Effective October 26, 2021 the Sound Financial Bancorp, Inc. Board of Directors (the “Board”) amended and restated the Company’s bylaws (as so amended and restated, the “Bylaws”) to delete Section 12 of Article II of the Company’s bylaws which prohibited persons person 75 years of age or older from being eligible for election, re-election, appointment or re-appointment to the Board of Directors. The Board amended the Bylaw because it believes that a “one-size-fits-all” approach to term limits or mandatory retirement for board members would restrict or remove experienced, knowledgeable Board members arbitrarily and may create situational difficulties for the Company going forward.
A copy of the Bylaw is attached to this report as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01.            Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
3.1	Bylaws of Sound Financial Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: October 26, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO